Exhibit 21.1
VWR Funding, Inc. Subsidiaries
as of 12/31/10

Subsidiary	Jurisdiction of Organization
VWR International, Pty Ltd.	Australia
VWR International GmbH	Austria
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
VWR Education, Ltd.	Canada
VWR International Co.	Canada
VWR International China Co., Ltd.	China
Jencons (Scientific) LLC	Delaware, USA
VWR Education, LLC	Delaware, USA
VWR, Inc.	Delaware, USA
VWR International Holdings, Inc.	Delaware, USA
VWR International, LLC	Delaware, USA
VWR Management Services LLC	Delaware, USA
VWR Bie & Berntsen A/S	Denmark
VWR International Oy	Finland
VWR International S.A.S.	France
VWR International GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International Verwaltungs-GmbH	Germany
Spektrum-3D kft.	Hungary
VWR Lab Products Private Limited	India
A.G.B. Products Ltd.	Ireland
Halmahera Ltd.	Ireland
VWR International Limited	Ireland
VWR International S.r.L.	Italy
VWR International Europe S.áR.L.	Luxembourg
VWR International North America S.áR.L.	Luxembourg
VWR Europe Services Ltd	Mauritius
VWR International Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
VWR International, S. de R.L. de C.V.	Mexico
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International, G.P.	New Zealand
VWR International LP	New Zealand
VWR International AS	Norway
Labart Sp. z o.o.	Poland
VWR International — Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
VWR International Holdings Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International s.r.o.	Slovak Republic
VWR International Eurolab S.L.	Spain
KEBO Lab AB	Sweden
LabIT Solutions AB	Sweden
VWR International AB	Sweden
VWR International AG	Switzerland
A.G.B. Scientific Solutions Ltd.	UK
Jencons (Scientific) Limited	UK
VWR Holdco Limited	UK
VWR International Ltd.	UK
VWR International (Northern Ireland) Limited	UK
VWR Jencons USA Limited	UK
VWRI UK Pension Trustees Limited	UK